SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 17, 2003

(Date of earliest event reported)

CARDIMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22419	94-3177883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

47266 Benicia Street, Fremont, California 94538

(Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code: (510) 354-0300

Item 4.	Changes in Registrant’s Certifying Accountant.

(a)        On October 17, 2003, Ernst & Young LLP (“Ernst & Young”) informed Cardima, Inc. (the “Company”) that Ernst & Young will resign as the Company’s independent accountant effective upon the completion of the quarterly review of the Company’s fiscal quarter ending September 30, 2003.

The reports of Ernst & Young on the financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that Ernst & Young’s reports on the Company’s financial statements for the fiscal years ended December 31, 2002 and December 31, 2001 each contained an explanatory paragraph related to the Company’s ability to continue as a going concern.

In connection with its audits for each of the two most recent fiscal years and through October 17, 2003, the date of this Report, there have been no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference thereto in their report on the financial statement for such years.

During the two most recent fiscal years and through October 17, 2003, the date of this Report, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

In response to the Company’s request, Ernst & Young has furnished the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter dated October 17, 2003, is attached hereto as Exhibit 16.1 to this Form 8-K.

(b)        The Audit Committee of the Company’s Board of Directors will select the Company’s new independent accountants.

Item 7.	Financial Statements and Exhibits

(c.)        Exhibits.        The following exhibits are filed with this report.

Exhibit Number	Description

16.1	Letter dated October 17, 2003 from Ernst & Young LLP to the Securities and Exchange Commission regarding statements included in this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2003

CARDIMA, INC.

By:	/s/ GABRIEL B. VEGH

Gabriel B. Vegh Chairman of the Board and Chief Executive Officer